Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jessica L. Mayer or Michael C. Kaufmann and each of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to the previously filed Registration Statements on Form S-8 listed in Exhibit A hereto, including any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto any such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney has been signed by the following persons in the indicated capacities and on the respective dates indicated below.

Signature	Title	Date

/s/ George S. Barrett	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	November 1, 2016
George S. Barrett

/s/ Michael C. Kaufmann	Chief Financial Officer (Principal Financial Officer)	November 1, 2016
Michael C. Kaufmann

/s/ Stuart G. Laws	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 1, 2016
Stuart G. Laws

/s/ David J. Anderson	Director	November 3, 2016
David J. Anderson

/s/ Colleen F. Arnold	Director	November 3, 2016
Colleen F. Arnold

/s/ Carrie S. Cox	Director	November 3, 2016
Carrie S. Cox

/s/ Calvin Darden	Director	November 3, 2016
Calvin Darden

/s/ Bruce L. Downey	Director	November 3, 2016
Bruce L. Downey

/s/ Patricia A. Hemingway Hall	Director	November 3, 2016
Patricia A. Hemingway Hall

/s/ Clayton M. Jones	Director	November 3, 2016
Clayton M. Jones

/s/ Gregory B. Kenny	Director	November 3, 2016
Gregory B. Kenny

/s/ Nancy Killefer	Director	November 3, 2016
Nancy Killefer

/s/ David P. King	Director	November 3, 2016
David P. King

Exhibit A

Registration Statement on Form S-8 No. 33-42357
Registration Statement on Form S-8 No. 33-64337
Registration Statement on Form S-8 No. 333-72727
Registration Statement on Form S-8 No. 333-90423
Registration Statement on Form S-8 No. 333-91849
Registration Statement on Form S-8 No. 333-38192
Registration Statement on Form S-8 No. 333-38198
Registration Statement on Form S-8 No. 333-56010
Registration Statement on Form S-8 No. 333-129725
Registration Statement on Form S-8 No. 333-144368
Registration Statement on Form S-8 No. 333-149107
Registration Statement on Form S-8 No. 333-155156
Registration Statement on Form S-8 No. 333-163128
Registration Statement on Form S-8 No. 333-164736
Registration Statement on Form S-8 No. 333-177728
Registration Statement on Form S-8 No. 333-183471
Registration Statement on Form S-8 No. 333-206339
Registration Statement on Form S-8 No. 333-206340